__________________________________________________________________________________

ATTN:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Trust 2006-NC2 supplemental interest trust

Pei Yan Huang
Fax: 212-623-5858

C.J. De Santis

Fax: 203-629-8907

FROM:

Carmine Pilla

JPMorgan Chase Bank, N.A.

RE:

Interest Rate Swap Confirmation

YOUR REF:

OUR REF:

6900026405358

DATE SENT:

22 August 2006

NO OF PAGES:

7 (Including Cover)

_______________________________________________________________________________________

URGENT: PLEASE SIGN AND FAX THIS
CONFIRMATION TO (001) 8888033606

Interest Rate Swap Transaction

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:

JPMORGAN CHASE BANK, N.A.
("JPMorgan")

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Trust 2006-NC2 supplemental interest trust

(the "Counterparty")

on the Trade Date and identified by the JPMorgan Deal Number specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of August 23, 2006, as amended and supplemented from time to time (the "Agreement"), between JPMORGAN CHASE BANK, N.A. ("JPMorgan") and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Trust 2006-NC2 supplemental interest trust (the "Counterparty"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Interest Rate Swap Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):	6900026405358
Notional Amount:	Per attached schedule in Exhibit A
Trade Date:	09 August 2006
Effective Date:	August 2006
Termination Date:	25 August 2010 subject to adjustment in accordance with the Modified Following Business Day Convention
Fixed Amounts:
Fixed Rate Payer:	Counterparty
Fixed Rate Payer Period End Dates:	The 25th of each month in each year commencing with 25 September 2006 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention
Fixed Rate Payer Payment Dates:	The Fixed Rate Payer Period End Date.
Fixed Rate:	5.400 percent
Fixed Rate Day Count Fraction:	30/360
Business Days:	New York, London
Floating Amounts:
Floating Rate Payer:	JPMorgan
Floating Rate Payer Period End Dates:	The 25th of each month in each year commencing with 25 September 2006 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention
Floating Rate for initial Calculation Period:	5.324380 percent
Floating Rate Payer Payment Dates:	Two (2) Business days preceding each Floating Rate Payer Period End Date.
Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	1 Month
Spread:	None
Floating Rate Day Count Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable
Business Days:	New York, London
Calculation Agent:	JPMorgan, unless otherwise stated in the Agreement.
B. ACCOUNT DETAILS
Payments to JPMorgan in USD:	JPMORGAN CHASE BANK NA JPMORGAN CHASE BANK NA BIC: CHASUS33XXX AC No: 099997979
Payments to Counterparty in USD:	JPMorgan Chase Bank, NA ABA 02 1 00002 1 Account No. 507947541 FFC: 10228048.3 Ref. JPMAC 2006-NC2
C. OFFICES
JPMorgan:	NEW YORK
Counterparty:	NEW YORK

D.

RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a)

Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b)

Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c)

Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

E. SECURITIES ADMINISTRATOR CAPACITY

It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Securities Administrator (i) this Confirmation is executed and delivered by JPMorgan Chase Bank, N.A. not in its individual capacity but solely as Securities Administrator under the Pooling and Servicing Agreement, dated as of August 1, 2006 (the "Pooling and Servicing Agreement"), among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Trust, as seller, U.S. Bank National Association, as trustee, Pentalpha Surveillance LLC, as trust oversight manager and the Securities Administrator, JPMorgan Chase Bank National Association as servicer and as securities administrator, in the exercise of the powers and authority conferred and vested in it thereunder, (ii) under no circumstances shall JPMorgan Chase Bank, N.A. in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation, and (iii) each of the representations, undertakings and agreements herein made on behalf of the Counterparty is made and intended not as personal representations, undertakings and agreements of the Counterparty.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): 6900026405358

JPMorgan Chase Bank, N.A.

/s/ Edward R. Robinson Jr.

Name:

Edward R. Robinson Jr.

Title:

Associate

Accepted and confirmed as of the date first written:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Trust 2006-NC2 supplemental interest trust

/s/ Pei Huang

Name:

Pei Huang

Title:

Assistant Vice President

Your reference number:  _________________

Exhibit A

start period	end period	Notional
23-Aug-06	25-Sep-06	905,407,000.00
25-Sep-06	25-Oct-06	892,366,925.00
25-Oct-06	25-Nov-06	876,318,153.01
25-Nov-06	25-Dec-06	857,314,917.79
25-Dec-06	25-Jan-07	835,406,890.83
25-Jan-07	25-Feb-07	810,672,521.59
25-Feb-07	25-Mar-07	783,215,392.99
25-Mar 07	25-Apr-07	753,173,562.51
25-Apr-07	25-May-07	720,730,751.21
25-May--07	25-Jun-07	686,521,402.72
25-Jun-07	25-Jul-07	653,886,563.81
25-Jul- 07	25-Aug-07	622,755,341.66
25-Aug-07	25-Sep-07	592,905,706.83
25 Sep 07	25-Oct-07	564,265,554.20
25-Oct-07	25-Nov-07	536,950,984.66
25-Nov-07	25-Dec-07	510,898,488.13
25-Dec-07	25-Jan-08	486,074,031.70
25-Jan-08	25-Feb-08	462,461,499.48
25-Feb-08	25-Mar-08	439,623,623.08
25-Mar-08	25 Apr-08	417,507,905.78
25 Apr 08	25-May-08	371,541,225.75
25-May 08	25-Jun-08	75,743,403.08
25-Jun-08	25-Jul-08	71,428,062.25
25-Jul-08	25-Aug-08	67,592,557.18
25-Aug-08	25-Sep-08	63,986,013.15
25-Sep-08	25-Oct-08	59,809,152.88
25-Oct-08	25-Nov-08	55,672,202.14
25-Nov-08	25-Dec-08	52,526,806.54
25-Dec-08	25-Jan-09	49,501,575.20
25-Jan-09	25-Feb-09	58,404,839.49
25-Feb-09	25-Mar-09	66,771,315.40
25-Mar-09	25-Apr-09	65,085,776.10
25-Apr 09	25-May-09	62,952,890.26
25-May-09	25-Jun-09	60,466,793.47
25-Jun-09	25-Jul-09	58,927,633.95
25-Jul-09	25-Aug-09	57,417,808.88
25-Aug 09	25-Sep-09	55,937,448.16
25-Sep-09	25-Oct-09	54,486,617.00
25-Oct-09	25-Nov-09	53,065,314.67
25-Nov-09	25-Dec-09	51,673,494.29
25-Dec-09	25-Jan-10	50,311,066.97
25-Jan-10	25-Feb-10	48,977,894.66
25-Feb-10	25-Mar-10	47,673,797.25
25-Mar-10	25-Apr-10	46,398,558.17
25-Apr 10	25-May-10	45,151,927.15
25-May- 10	25-Jun-10	43,933,626.25
25-Jun-10	25-Jul-10	42,743,350.80
25-Jul-10	25-Aug-10	41,580,773.05

Client Service Group

All queries regarding confirmations should be sent to:

JPMorgan Chase Bank, N.A.

Contacts

JPMorgan Contact

Telephone Number

Client Service Group

(001) 3026344960

Group E-mail address:

Facsimile:

(001) 8888033606
Telex:

Cable:

Please quote the JPMorgan deal number(s): 6900026405358